Exhibit (a)(1)(D)

Offer to Purchase for Cash

Up to 4,435,935 Shares of Common Stock

of

Armstrong World Industries, Inc.

at

$22.31 Net Per Share

by

Armor TPG Holdings LLC

a company owned by

TPG Partners V, L.P.

TPG Partners VI, L.P.

TPG FOF V-A, L.P.

TPG FOF V-B, L.P.

TPG FOF VI SPV, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, AT THE END OF THURSDAY, OCTOBER 1, 2009 UNLESS THE OFFER IS EXTENDED.

September 3, 2009

To Our Clients:

Enclosed for your information is an Offer to Purchase, dated September 3, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “offer”), relating to the offer by Armor TPG Holdings LLC, a Delaware limited liability company (“Purchaser”) wholly-owned by TPG Partners V, L.P., TPG Partners VI, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P. and TPG FOF VI SPV, L.P., to purchase up to 4,435,935 shares of common stock, par value $0.01 per share (the “shares”), of Armstrong World Industries Inc., a Pennsylvania corporation (“AWI”), at a price of $22.31 per share, net to the seller in cash, without interest thereon and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer. TPG Advisors V, Inc. is the general partner of TPG GenPar V, L.P., which is the general partner of TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. TPG Advisors VI, Inc. is the general partner of TPG FOF VI SPV, L.P. and TPG GenPar VI, L.P., which is the general partner of TPG Partners VI, L.P.

We are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the shares held by us for your account, pursuant to the terms and conditions set forth in the offer.

Your attention is directed to the following:

1. The offer price is $22.31 per share, net to the seller in cash, without interest thereon and less applicable withholding taxes, upon the terms and subject to the conditions of the offer.

2. The offer is being made for 4,435,935 shares. In the event that more than 4,435,935 shares are tendered, Purchaser will purchase shares on a pro-rata basis. See Section 1 of the Offer to Purchase, “Terms of the Offer; Proration” for more information.

3. On September 2, 2009, the last trading day prior to the commencement of the offer, the closing price of the shares as reported by the New York Stock Exchange was $29.21. Therefore, if you wish to sell your shares, you may be able to obtain a higher price by selling your shares in the open market or otherwise rather than pursuant to the offer. You should discuss with your broker or other financial, legal or tax advisors whether to tender your shares. We urge you to obtain current market quotations for the shares before deciding whether to tender your shares in the offer.

4. The AWI Board of Directors is required by law to communicate its views regarding the offer to AWI shareholders in a Schedule 14D-9 to be filed with the Securities and Exchange Commission within ten business days from the date the offer is commenced. Shareholders of AWI are urged to read the Schedule 14D-9 carefully and in its entirety when it becomes available.

5. The offer is not conditioned upon the receipt of financing or upon any minimum number of shares being tendered. The offer is subject to certain other conditions. See Section 13 (“Conditions of the Offer”) of the Offer to Purchase.

6. The initial offering period of the offer and withdrawal rights will expire at the Expiration Time (as defined in Section 1 (“Terms of the Offer; Proration”) of the Offer to Purchase).

7. Any transfer taxes applicable to the sale of shares to Purchaser pursuant to the offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth on the next page. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the instruction form set forth on the next page.

Payment for shares will be in all cases made only after such shares are accepted by Purchaser for payment pursuant to the offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”), of (a) certificates for such shares or a “book-entry confirmation” (as defined in Section 2 (“Procedure for Tendering Shares”) of the Offer to Purchase) with respect to such shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an “agent’s message” (as defined in Section 2 (“Procedure for Tendering Shares”) of the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Under no circumstances will interest be paid on the purchase price for shares, regardless of any extension of the offer or any delay in payment for shares.

Purchaser is not aware of any state where the making of the offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the offer or the acceptance of the shares, Purchaser will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the offer. If, after a good faith effort, Purchaser cannot comply with the state statute, Purchaser will not make the offer to, nor will Purchaser accept tenders from or on behalf of, the holders of shares in that state. In any jurisdiction where the securities, “blue sky” or other laws require the offer to be made by a licensed broker or dealer, Purchaser will endeavor to make arrangements to have the offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with Respect to the

Offer to Purchase for Cash

Up to 4,435,935 Shares of Common Stock

of

Armstrong World Industries, Inc.

at

$22.31 Net Per Share

by

Armor TPG Holdings LLC

a company owned by

TPG Partners V, L.P.

TPG Partners VI, L.P.

TPG FOF V-A, L.P.

TPG FOF V-B, L.P.

TPG FOF VI SPV, L.P

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 3, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “offer”), relating to the offer by Armor TPG Holdings LLC, a Delaware limited liability company (“Purchaser”) wholly-owned by TPG Partners V, L.P., TPG Partners VI, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P. and TPG FOF VI SPV, L.P., to purchase up to 4,435,935 shares of common stock, par value $0.01 per share (the “shares”), of Armstrong World Industries Inc., a Pennsylvania corporation (“AWI”), at a price of $22.31 per share, net to the seller in cash, without interest thereon and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer. The undersigned understands that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates, the right to purchase the shares tendered herewith. TPG Advisors V, Inc. is the general partner of TPG GenPar V, L.P., which is the general partner of TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. TPG Advisors VI, Inc. is the general partner of TPG FOF VI SPV, L.P. and TPG GenPar VI, L.P., which is the general partner of TPG Partners VI, L.P.

This will instruct you to tender the number of shares indicated on the reverse side of these instructions (or if no number is indicated on the reverse side of these instructions, all shares that are held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing shares submitted on my behalf to the Depositary will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Dated:                     , 2009

Number of Shares to Be Tendered:                 Shares*

Sign Below

Account Number: _____________________________	Signature(s): _____________________________

Dated: , 2009	________________________________________

Please Type or Print Name(s)

Please Type or Print Address(es) Here

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.